    As filed with the Securities and Exchange Commission on April 7, 1997

                                                 Registration No. 333-23683

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      SHARED MEDICAL SYSTEMS CORPORATION
            (Exact name of registrant as specified in its charter)

               DELAWARE                          23-1704148
     (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)          Identification No.)

                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                                (610) 219-6300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           Bonnie L. Shuman, Esquire
                      Shared Medical Systems Corporation
                                General Counsel
                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                                (610) 219-6300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies  to:
                            Thomas E. Wood, Esquire
                            Drinker Biddle & Reath
                                   Suite 300
                             1000 Westlakes Drive
                        Berwyn, Pennsylvania 19312-2409


Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _____________


                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------
                                                                         Proposed
Title of Shares                                   Proposed                maximum
to be                           Amount to be   maximum aggregate     aggregate offering       Amount of
registered                       registered    price per unit(1)          price(1)         Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       753,195         $51.75               $38,977,841           $11,811.47
per share

________________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, the price shown is based upon the average of the high and low price of Shared Medical Systems Corporation on March 17, 1997, as reported by the Nasdaq National Market.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  PROSPECTUS

                      SHARED MEDICAL SYSTEMS CORPORATION

                        753,195 Shares of Common Stock


               This Prospectus relates to 753,195 shares of Common Stock, par value $.01 per share ("Common Stock"), of SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation (the "Company") which may be offered for sale from time to time by certain stockholders of the Company (the "Selling Stockholders"), or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or through brokers or agents in one or more transactions at varying prices determined at the time of sale or at fixed or negotiated prices. See "Plan of Distribution." Holders of Common Stock are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights in the election of directors, or preemptive rights to subscribe for additional securities which may be issued by the Company.

               The Company will not receive any of the proceeds from the sale of shares of Common Stock (the "Shares") by the Selling Stockholders. The Company will pay all of the expenses associated with the registration of the Shares under the Securities Act of 1933, estimated to be approximately $21,061.47. The Selling Stockholders will pay for all other costs of the distribution and sale of the Shares, if any.

               The Common Stock is traded on the Nasdaq National Market under the symbols "SMED." On April 4, 1997 the closing price of the Common Stock was $47.75 per share.

               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The Date of this Prospectus is April 10, 1997

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Shares of the Company's Common Stock are traded on the Nasdaq National Market. Such reports, proxy and information statements and other information can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.

               The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration

     Statement. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents, filed by the Company with the Commission (File No. 07416) pursuant to the Exchange Act or pursuant to the Securities Act are hereby incorporated by reference in this Prospectus: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, Reg. No. 000-07416, filed on September 19, 1973, including any amendments or reports filed for the purpose of updating such description.

               All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering pursuant to this Prospectus shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Shared Medical Systems Corporation, 51 Valley Stream Parkway, Malvern, Pennsylvania 19355;
     Attn:  Terrence W. Kyle, telephone (610) 219-6300.


                                  THE COMPANY

               The Company was incorporated in Delaware in 1969. The Company's principal executive office is located at 51 Valley Stream Parkway, Malvern, Pennsylvania 19355, and its telephone number is (610) 219-6300.

               The Company and its subsidiaries provide computer-based information systems and associated services to the health industry in North America and Europe.

               The Company's services and systems are offered to integrated health networks, multientity health corporations, community health information networks, acute-care hospitals, physician groups, managed services organizations, and other health providers. These services and systems include a full range of clinical, financial, patient management, managed care, imaging, management decision, and electronic data interchange services that use diverse computing and networking technologies, ranging from remote processing (i.e., at the Company's Information Services Center), to distributed processing systems, to on-site systems. The Company also provides professional services related to its information systems business.

               In the United States, which has historically been the Company's most significant market, the Company currently has contracts with hospitals in 48 states, the District of Columbia, and Puerto Rico. The Company markets its information systems and provides installation services and ongoing technical and educational support with a field staff working from branch offices. At its Corporate Headquarters and Information Services Center, the Company has a customer service staff, applications specialists, and communications and computer operations personnel who assist customers in their day-to-day use of the Company's systems, and system designers and programmers who work to improve existing software applications and develop additional information processing services and systems.

               On February 28, 1997, a wholly-owned subsidiary of the Company completed a merger with American Healthware Systems, Inc., a provider of financial information systems and facilities management services to health organizations in New York State. Under the terms of the merger agreement, the Company issued 1,255,325 shares of the Company's Common Stock in exchange for all outstanding shares of American Healthware Systems, Inc. This transaction will be accounted for as a pooling of interests.

               In 1981, the Company entered the health information processing services and systems market in Europe. In Europe, the Company markets, installs and supports its products through local offices in ten countries. Currently, the Company has customer contracts in Belgium, the Czech Republic, Denmark, France, Germany, Greece, Hungary, Ireland, Italy, Luxembourg, Malta, the Netherlands, Poland, the Slovak Republic, Spain, and the United Kingdom.

               The Company's health information systems and related services are delivered on computers that range from personal computers to minicomputers, to mainframes, which can operate at the customer's site, at the Company's Information Services Center (i.e. remotely), or as part of a distributed network. Distributed network systems enable customers to process any combination of the Company's information systems either at the

     Company's Information Services Center, or at the customer's site. These systems are also offered with networking features that enable multientity health organizations to process information for affiliated hospitals, physician groups, and clinics.


                                USE OF PROCEEDS

               The net proceeds from the sale of shares of Common Stock will be received by the Selling Stockholders. The Company will receive none of the proceeds from any sale of shares of Common Stock by the Selling Stockholders.


                              SELLING STOCKHOLDERS

               The table below sets forth information as of March 20, 1997 with respect to the Selling Stockholders, their names, holdings of shares of the Company's Common Stock prior to the offering of the Shares, the number of Shares being offered for the Selling Stockholders' accounts, and the number of shares of the Company's Common Stock owned by the Selling Stockholders immediately following the sale of the Shares, assuming all of the offered Shares are sold.


                                  COMMON STOCK
                                  ------------

                      Shares of                   Common Stock  Percentage of
                     Common Stock    Shares of       to be       Common Stock
                     Owned Before  Common Stock   Owned After    Owned After
                     the Offering  Being Offered  the Offering  the Offering*
                     ------------  -------------  ------------  --------------

Harold Fischman      502,130       301,278/(1)/   200,852       0.8%
George Weinberger    753,195       451,917/(2)/   301,278       1.2%

__________________
* Based on 24,862,447 shares of Common Stock outstanding as of February 28, 1997 (net of treasury shares).


(1) Represents 60% of the total number of shares of Common Stock acquired by Mr. Fischman upon the merger of American Healthware Systems, Inc., of which Mr. Fischman was a shareholder, with a subsidiary of the Company on February 28, 1997.

(2) Represents 60% of the total number of shares of Common Stock of the Company acquired by Mr. Weinberger in the merger transaction referenced in note 1, above. Mr. Weinberger also was a shareholder in American Healthware Systems, Inc.

         Relationship Between the Company and the Selling Stockholders

          The Selling Stockholders were the former sole stockholders of American Healthware Systems, Inc., which merged with a wholly-owned subsidiary of the Company on February 28, 1997. The Selling Stockholders acquired their shares of Common Stock of the Company as consideration in the merger.


                              PLAN OF DISTRIBUTION

               The Shares are being offered by the Selling Stockholders acting as principals for their own accounts. The Selling Stockholders will offer the Shares from time to time on the NASDAQ National Market through broker-dealer firms. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders for whom they may act as agent in such transactions. The Selling Stockholders will bear all discounts, concessions and commissions incurred by them in the sale of the Shares. The Selling Stockholders and any broker-dealers that participate in the distribution of Shares offered hereby may be deemed to be underwriters under the Securities Act, and any profit on the sale of such securities by them, and any discounts, concessions or commissions received by any such broker-dealers, may be deemed to be underwriting discounts and commissions under the Securities Act.


                                 LEGAL MATTERS

               The validity of the Shares offered hereby are being passed upon by Drinker Biddle & Reath, counsel to the Company. Raymond K. Denworth, a Director of the Company and the owner of less than 1% of the Company's Common Stock outstanding on February 28, 1997, is of counsel to Drinker Biddle & Reath.


                                    EXPERTS

               The consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


            Item 14.  Other Expenses of Issuance and Distribution.

               The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Shares being registered hereby.

          SEC Registration Fee..........................    $11,811.47
          Accountants' Fees and Expenses................      1,000.00*
          Legal Fees and Expenses.......................      7,500.00
          Miscellaneous.................................        750.00*
                                                            -----------
               TOTAL....................................   $ 21,061.47*

     __________________
          * Estimated, subject to change.


          The Selling Stockholders will not bear any portion of the expenses of registration of the Shares.


             Item 15.  Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law (the "GCL") provides that a provision in a Delaware corporation's certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent unlawful payments of dividends or stock purchases or redemptions by the corporation, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article Twelfth of the Company's Restated Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the GCL, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

          Section 145 of the GCL contains detailed provisions permitting a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and settlements in connection with litigation under certain circumstances.

          Article IX of the Registrant's By-Laws provides that any person who was or is a party or is threatened to be made a party to a proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware Law.

          The Agreement of Merger pursuant to which the Selling Stockholders acquired the shares of Company Common Stock which are the subject of this Registration Statement provides for the indemnification by the Selling Stockholders of the Company, its officers, directors and shareholders against certain damages that may arise out of certain inaccuracies or breaches in the Agreement of Merger or related documents and for certain undisclosed liabilities and litigation described therein.

          The Registration Rights Agreements between the Company and the Selling Stockholders provides for the indemnification of the Company, its officers, directors, employees, agents or "control" persons within the meaning of
     Section 15 of the Securities Act, by the Selling Stockholders for losses, including legal expenses, that arise out of certain statements or omissions in this Registration Statement. If indemnification is unavailable, the Selling Stockholders may be responsible for contribution.

          The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payment made to its directors and officers for certain liabilities.

          Item 16.  Exhibits.

     Exhibit
     Number   Description
     -------  -----------

     4.1 Shared Medical Systems Corporation Restated Certificate of Incorporation dated June 19, 1992 (incorporated by reference to Exhibit (4) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992)

     4.2 Amended Bylaws of Shared Medical Systems Corporation (incorporated by reference to Exhibit (3) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995)

     5        Opinion of Drinker Biddle & Reath

     23.1     Consent of Drinker Biddle & Reath (included in Exhibit 5)

     23.2     Consent of Arthur Andersen LLP (incorporated by reference to
              Exhibit 23 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

     24       Powers of Attorney -- see signature pages


     Item 17.  Undertakings.

               A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
               --------  -------
     not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               D.     The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on April 7, 1997.


               SHARED MEDICAL SYSTEMS CORPORATION


               By /s/Marvin S. Cadwell
                  --------------------------------
                  Marvin S. Cadwell
                  Chief Executive Officer


               By /s/Terrence W. Kyle
                  --------------------------------
                  Terrence W. Kyle
                  Senior Vice President and
                  Chief Financial Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

               Each person whose signature appears below in so signing also makes, constitutes and appoints Marvin S. Cadwell or Terrence W. Kyle his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Signature                      Title                       Date
     ---------                      -----                       ----

     /s/Marvin S. Cadwell         Chief Executive          April 7, 1997
     -------------------------
     Marvin S. Cadwell            Officer and
                                  Director (Principal
                                  Executive Officer)


     /s/Terrence W. Kyle          Senior Vice              April 7, 1997
     -------------------------
     Terrence W. Kyle             President and Chief
                                  Financial Officer
                                  (Principal Financial
                                  Officer)


                *                 Vice President and       April 7, 1997
     -------------------------
     Edward J. Grady              Controller (Principal
                                  Accounting Officer)


                *                 Chairman of the          April 7, 1997
     -------------------------
     R. James Macaleer            Board of Directors


                *                 Director                 April 7, 1997
     -------------------------
     Raymond K. Denworth


                *                 Director                 April 7, 1997
     -------------------------
     Frederick W. DeTurk


                *                 Director                 April 7, 1997
     -------------------------
     Jeffrey S. Rubin


                *                 Director                 April 7, 1997
     -------------------------
     Josh S. Weston


                *                 Director                 April 7, 1997
     -------------------------
     Gail R. Wilensky

       * Terrence W. Kyle in his
         capacity as attorney-in-fact

                                 EXHIBIT INDEX


     Exhibit
     Number         Description
     -------        -----------

     5              Opinion of Drinker Biddle & Reath

     23.1           Consent of Drinker Biddle & Reath (included in Exhibit 5)



     24             Power of Attorney -- see signature pages